Strategic Partners Equity Fund, Inc.
For the semi-annual period ended 6/30/04
File number 811-03336


List of Broker/Dealer
(Rider to Screen Number 8 ? Item 14A)

Archipelago, L.L.C.
Budapest Securities
Capital Brokerage Corporation
GECC Capital Markets Group, Inc.
GE Investment Distributors, Inc.
GNA Distributors, Inc.
Invemed Associates, LLC
Netstock Investment Corporation
Terra Securities Corporation
Heller Capital Markets Group, Inc.

Acci Securities
Acci World Wide S.A. de C.V.
Acciones y Valores de Mexico, S.A. de C.V.
Banamex Investments Limited
California Commerce Banc Securities, Inc
Citibank Financial Services Corporation
Citibank Investment and Securities
Citibank Investment Services
Citibank Investments and Securities Rt.
Citicorp Brokerage (India) Limited
Citicorp International Limited
Citicorp International Securities Ltd,
Citicorp Investment Bank (Singapore) Limited
Citicorp Securities International (RP) Inc.
Citicorp Securities Services, Inc.
Citinversiones, S.A.
CitiStreet Advisors LLC
CitiStreet Equities LLC
CitiStreet Mortgage Services, Inc
Hannuri Securities and Investments Co., Ltd
J. Henry Schroder (Guernsey) Limited
J. Henry Schroder S.V., S.A.
Nikko Salomon Smith Barney Limited"
P.T. Citicorp Securities Indonesia
PFS Distributors, Inc.
PFS Investments Inc.
PT Salomon Smith Barney Nusa Securities
PT Schroders Indonesia
Salomon Brothers AG
Salomon Brothers International Limited
Salomon Brothers UK Equity Limited
Salomon Brothers UK Limited
Salomon Reinvestment Company, Inc
Salomon Smith Barney Asset Management Australia Ltd.
Salomon Smith Barney Australia Capital Markets Pty Limited
Salomon Smith Barney Australia Corporate Finance Pty Limited
Salomon Smith Barney Australia Futures Clearing Pty Limited
Salomon Smith Barney Australia Securities Pty Limited
Salomon Smith Barney Hong Kong Limited
Salomon Smith Barney New Zealand Limited
Salomon Smith Barney Puerto Rico Inc.
Salomon Smith Barney Securities (Taiwan) Limited
Salomon Smith Barney Securities Asia Limited
Salomon Smith Barney Singapore Pte. Ltd.
Schroder & Company
Schroder Japan Limited
Schroder Securities (Switzerland) Limited
Schroder Securities Limited
Schroder US Securities Limited
Smith Barney Investors L.P.
Sud Acciones y Valores, Sociedad de Bolsa, S.A.
Tower Square Securities, Inc.
Travelers Distribution LLC
ZAO Salomon Brothers



File numbers may be provided at a later time when available.

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